UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated May 10, 2007, L. Douglas Lippert, a director of Registrant, resigned from the Board of Directors for personal reasons, effective immediately. Mr. Lippert also withdrew as a nominee for re-election at the Annual Meeting of Stockholders to be held on May 31, 2007. There was no disagreement between Mr. Lippert and Registrant on any matter relating to Registrant’s operations, policies or practices. Registrant reported this event on Form 8-K filed May 14, 2007.

On May 18, 2007, Registrant’s Board of Directors, in accordance with Registrant’s by-laws, elected Jason D. Lippert to fill the vacancy on the Board. Jason D. Lippert is the son of L. Douglas Lippert.

Jason D. Lippert, age 35, has been President and Chief Executive Officer of Lippert Components, a subsidiary of Registrant, since February 5, 2003. From May 2000, Mr. Lippert was Executive Vice President and Chief Operating Officer of Lippert Components, and from 1998 until 2000, Mr. Lippert served as Regional Director of Operations of Lippert Components. Effective January 1, 2007, Mr. Lippert was appointed Chairman of Lippert Components upon the resignation of L. Douglas Lippert as Chairman when his employment agreement expired.

There is no arrangement or understanding between Jason D. Lippert and any other person pursuant to which he was selected as a director. As an employee-director, Mr. Lippert is not expected to be named to any committee of the Board of Directors, and will not receive any additional compensation for serving as a director.

Additional information about Jason D. Lippert, including his employment agreement, 2006 compensation, benefits, perquisites, ownership of Registrant’s equity securities, payments on termination of employment, transactions with related persons, and other matters is incorporated herein by reference to Registrant’s Proxy Statement, dated April 18, 2007, with respect to the Annual Meeting of Stockholders to be held on May 31, 2007.

Because L. Douglas Lippert withdrew as a nominee for re-election as a director at the Annual Meeting of Stockholders to be held on May 31, 2007, the Board of Directors has proposed Jason D. Lippert to be elected as a director to fill the vacancy on the Board. Pursuant to the authority granted to the persons named as proxies in the Proxy Statement, such proxies will vote for Jason D. Lippert to serve as a director of Registrant until the 2008 annual election or until his successor is elected and qualifies.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED
(Registrant)
Date: May 18, 2007	By:	/s/ Fredric M. Zinn
Fredric M. Zinn
Executive Vice President and Chief Financial Officer